Exhibit 99.1

KRAFT FOODS GROUP SHAREHOLDERS APPROVE MERGER TRANSACTION WITH H.J. HEINZ

HOLDING CORPORATION AND ITS SUBSIDIARIES TO FORM

THE KRAFT HEINZ COMPANY

Combination Will Create Unparalleled Portfolio of Powerful and Iconic Brands

PITTSBURGH and NORTHFIELD, Ill. – July 1, 2015 – Kraft Foods Group, Inc. (NASDAQ: KRFT) shareholders today voted to approve the previously announced merger agreement providing for the creation of The Kraft Heinz Company. In a preliminary count of the voting results, more than 98 percent of votes cast at the special meeting voted in favor of the transaction, representing more than 69 percent of all outstanding Kraft shares, clearing the way for the merger to close after market close tomorrow, July 2, 2015, subject to certain customary closing conditions.

The transaction will create the third-largest food and beverage company in North America, and the fifth-largest food and beverage company in the world.

“Today’s approval to create The Kraft Heinz Company will unite two powerful businesses, deliver incredible shareholder value, and provide a platform for growth both domestically and internationally,” said Alex Behring, future Chairman of The Kraft Heinz Company and Managing Partner at 3G Capital.

“This truly is a historic moment for our two companies as we combine to become a global food and beverage leader with an unparalleled portfolio of great brands,” said John T. Cahill, Kraft Foods Group Chairman and CEO and future Vice Chairman of The Kraft Heinz Company. “It has been a privilege to serve Kraft, and I look forward to continue serving The Kraft Heinz Company on its board of directors.”

The merger was announced on March 25, 2015 and received regulatory approvals in the U.S. and Canada. The final voting results will be disclosed in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission later today.

Media and Investor Contacts:	Kraft Foods Group Basil Maglaris (media) +1 847-646-4538 news@kraftfoods.com Christopher Jakubik, CFA (investors) +1 (847) 646-5494 ir@kraftfoods.com	H.J. Heinz Company Michael Mullen Senior Vice President of Corporate & Government Affairs +1 (412) 456-5751 michael.mullen@us.hjheinz.com

ABOUT HEINZ

H.J. Heinz Company, offering “Good Food Every Day”™, is one of the world’s leading marketers and producers of healthy, convenient and affordable foods specializing in ketchup, sauces, meals, soups, snacks and infant nutrition. Heinz provides superior quality, taste and nutrition for all eating occasions whether in the home, restaurants, the office or “on-the-go.” Heinz is a global family of leading branded products, including Heinz® Ketchup, sauces, soups, beans, pasta and infant foods (representing over one third of Heinz’s total sales), Ore-Ida® potato products, Weight Watchers® Smart Ones® entrées, T.G.I. Friday’s® snacks, and Plasmon infant nutrition. Heinz is famous for its iconic brands on six continents, showcased by Heinz® Ketchup, The World’s Favorite Ketchup®. For more information, visit www.heinz.com.

ABOUT KRAFT FOODS GROUP

Kraft Foods Group, Inc. (NASDAQ: KRFT) is one of North America’s largest consumer packaged food and beverage companies, with annual revenues of more than $18 billion. The company’s iconic brands include Kraft, Capri Sun, Jell-O, Kool-Aid, Lunchables, Maxwell House, Oscar Mayer, Philadelphia, Planters and Velveeta. Kraft’s 22,000 employees in the U.S. and Canada have a passion for making the foods and beverages people love. Kraft is a member of the Standard & Poor’s 500 and the NASDAQ-100 indices. For more information, visit www.kraftfoodsgroup.com and www.facebook.com/kraft.

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this communication constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. Words such as “will,” “look,” “provide,” “deliver” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the proposed merger.

There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. For example, the expected timing and likelihood of completion of the proposed merger, including, the ability to successfully integrate the businesses, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the risk that the parties may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Kraft’s common stock, and the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Kraft and Heinz to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally, problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, the combined company may be unable to achieve cost-cutting synergies or it may take longer than expected to achieve those synergies, and other factors. All such factors are difficult to predict and are beyond our control. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this communication, except as required by applicable law or regulation

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